UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/22/2012

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51759	81-0553291
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

11100 Mead Road, Suite 200

Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of H&E Equipment Services, Inc. (the “Company”) was held on May 22, 2012. Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in the Company’s Proxy Statement, which was filed with the Securities and Exchange Commission on April 5, 2012, were (1) election of eight members to the board of directors; (2) ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012; and (3) an advisory vote on Named Executive Officer compensation.

Each of the nominees set forth below was elected to hold office until his respective successor is duly elected and qualified or until his death, resignation or removal. Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. Stockholders, in a non-binding advisory vote, approved the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement.

The tables below shows the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director. There were no broker non-votes for the proposal regarding the ratification of the accounting firm.

	For	Withheld	Broker Non-Votes
(1) Election of directors
Gary W. Bagley	29,589,174	778,028	1,940,476
John M. Engquist	29,763,321	603,881	1,940,476
Paul N. Arnold	29,923,167	444,035	1,940,476
Bruce C. Bruckmann	28,393,562	1,973,640	1,940,476
Patrick L. Edsell	29,923,167	444,035	1,940,476
Thomas J. Galligan III	29,923,667	443,535	1,940,476
Lawrence C. Karlson	28,910,363	1,456,839	1,940,476
John T. Sawyer	30,185,854	181,348	1,940,476

(2)	Ratification of Appointment of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2012.

For	Against	Abstain
32,182,010	124,226	1,442

(3)	Advisory vote on Named Executive Officer compensation as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
29,982,112	371,769	13,321	1,940,476

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

Date: May 23, 2012	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer & Secretary